UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 8, 2011

(Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31390	06-1195422
(Commission file number)	(IRS Employer Identification No.)

2400 Xenium Lane North

Plymouth, MN  55441

(Address of principal executive offices, including zip code)

(763) 551-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 Cessation of Service as Interim President and Interim Chief Executive Officer.  Effective January 10, 2011, in connection with his election as President and Chief Executive Officer as described below under Item 5.02(c), Larry C. Barenbaum’s service as Interim President and Interim Chief Executive Officer ended.

Cessation of Role as Chair of the Board.  In connection with his election as President and Chief Executive Officer and the Board’s continuing belief that it is appropriate to have a non-employee, independent director serve as Board Chair, effective January 10, 2011, Mr. Barenbaum’s service as Chair of the Company’s Board of Directors ended.

(c)                                  Election of President and Chief Executive Officer.  On January 8, 2011, the Board of Directors elected Mr. Barenbaum as President and Chief Executive Officer of the Company, effective as of January 10, 2011.

Mr. Barenbaum, 64, was named Interim President and Interim Chief Executive Officer on October 19, 2010.  He was elected Chairman of the Company’s Board in December 2005.  He has served as one of the Company’s directors since March 1992.  Since November 1991, Mr. Barenbaum has engaged in investment activities and has provided consulting services to various companies in the specialty retail and services industries.  From 1986 to November 1991, Mr. Barenbaum was Chairman and Chief Executive Officer of Lawrence Jewelry Company, a fashion, wholesale jewelry distribution company he founded in 1970.  Mr. Barenbaum has over 25 years of experience in the retail industry, having owned and operated an import, manufacturing and design company that focused on the fashion and retail industry, in addition to serving as a consultant to the specialty retail and services industry. Mr. Barenbaum also serves on the Board of Lakes Entertainment, Inc.

There are no arrangements or understandings between Mr. Barenbaum and any other person pursuant to which Mr. Barenbaum was selected as President and Chief Executive Officer of the Company.  Mr. Barenbaum does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be party, nor has Mr. Barenbaum had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.  No family relationship exists between Mr. Barenbaum and any of the Company’s other executive officers or directors.

Mr. Barenbaum has no family relationship with any other officer or director of the Company.  Neither Mr. Barenbaum nor any immediate family member of Mr. Barenbaum has a material interest in any transaction with the Company involving the payment or receipt of at least $120,000 in the past fiscal year of the Company, other than compensation paid to Mr. Barenbaum by the Company in connection with his service as a director and Interim Chief Executive Officer and Interim President.

(d)           Election of New Chair of the Board.  In connection with Mr. Barenbaum’s election as President and Chief Executive Officer, the Board elected James Fuld, Jr., a current director, to serve as non-executive Chair of the Board.

(e)           Certain Compensation Arrangements.  In connection with his election as President and Chief Executive Officer of the Company, the Compensation Committee intends to develop a compensation program for Mr. Barenbaum, which is expected to be finalized within the next several weeks.

In connection with his election as non-executive Chair of the Board, Mr. Fuld was granted a non-qualified stock option to purchase 100,000 shares of the Company’s common stock based on the closing price on January 10, 2011 and the stock options shall vest in 25,000 increments on the 6th, 12th, 18th and 24th month anniversaries of the date of grant so long as Mr. Fuld is still serving as the non-executive Chair of the Board on such date.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Christopher & Banks Corporation Press Release dated January 10, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

Date: January 13, 2011	By:	/s/ Luke R. Komarek
Senior Vice President and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Christopher & Banks Corporation Press Release dated January 10, 2011.